AMMENDMENT TO CONSULTING AGREEMENT

This is an amendment to the Consulting Agreement (the "Agreement") entered into between Life Stem Genetics, Inc. ("Company") and James Vanden Bosch ("Consultant") on December 18th, 2012.

A. Paragraph 1(a) of the Agreement is amended to read:

<u>*1. Consulting Period*</u>

(a) <u>Term:</u> Company hereby retains Consultant and Consultant agrees to render to Company those services described in Scope of Services, <u>Exhibit A,</u> incorporated by reference and attached hereto, for the period (the "Consulting Period") commencing on April 1, 2013 or upon receipt of appropriate funding by Company, whichever shall occur first (the "Effective Date"), and shall continue for a period of twelve months from the Effective Date.

B. Paragraph 2 of Exhibit A Scope of Services is amended to read:

2. Term of Agreement

a) The term of this Agreement will be for one year commencing on April 1, 2013 or upon receipt of appropriate funding by the Company whichever shall occur first, the "Effective Date", and shall continue for a period of twelve months from the Effective Date..

b) This Agreement is renewable for a further term or terms. Each party must give notice to the other party one month prior to the expiring contract year of their intention and consent to renew this Agreement for a further term of one year upon the same terms as then in effect.

C. Paragraph 3(b) of Exhibit A Scope of Services is amended to read:

3. Reimbursement

b) in addition to the base consulting fee of $5,000.00 per month, the consultant will be paid a signing bonus of $5,000.00 to be paid on the Effective Date it being understood and agreed that the signing bonus is a onetime payment and is in addition to the monthly consulting fee.

D. Paragraph 4 is to be added to Exhibit A Scope of Services and shall read:

4. Communications between Company and Consultant: Company will designate a primary contact person for communications with Consultant. Initially the Primary Contact person will be Peter Merry. Company will instruct Robin Levell not to communicate with Consultant in any manner without the prior consent of the Consultant.

The parties have duly executed this Amendment to Consulting Agreement on February 8, 2013:

For the Consultant

2/8/2013

James Vanden Bosch
CONSULTANT

Authorized Signatory for the Company

Gloria Simov
President
Life Stem Genetics, Inc.